Exhibit 23

Deloitte & Touche LLP Saltire Court 20 Castle Terrace Edinburgh EH1 2DB Tel: +44 (0) 131 221 0002 Fax: +44 (0) 131 535 7888 DX 553050 Edinburgh 18 www.deloitte.co.uk

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements of The Royal Bank of Scotland Group plc dated 23 February 2005, appearing in the Annual Report on Form 20-F of The Royal Bank of Scotland Group plc for the year ended December 31, 2004.

Deloitte & Touche LLP
21 December 2005

Audit • Tax • Consulting • Corporate Finance •	Member of Deloitte Touche Tohmatsu

Deloitte & Touche LLP is a limited liability partnership registered in England and Wales with registered number OC303675. A list of members’ names is available for inspection at Stonecutter Court, 1 Stonecutter Street, London EC4A 4TR, United Kingdom, the firm’s principal place of business and registered office. Deloitte & Touche LLP is authorised and regulated by the Financial Services Authority.